UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 15, 2005

Irvine Sensors Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-08402	33-0280334
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3001 Red Hill Avenue, Costa Mesa, California	92626
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (714) 549-8211

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Irvine Sensors Corporation (the “Registrant”) has been notified that it was recently awarded a two-year classified contract with an aggregate value of approximately $7.5 million.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) Departure of Principal Executive Officer

Robert G. Richards has tendered his resignation, effective April 3, 2005, retiring from his position as Chief Executive Officer of the Registrant. Mr. Richards will continue to serve as a member of the Registrant’s Board of Directors following his retirement as Chief Executive Officer.

(c) Appointment of New Principal Executive Officer

The Registrant’s Board of Directors has appointed John C. Carson, a founder of the Registrant and its current President, Chief Operating Officer and a member of the Registrant’s Board of Directors, to serve as the Registrant’s Chief Executive Officer following Mr. Richards’ retirement.

Mr. Carson, age 66, a co-founder of the Registrant, was a member of the Registrant’s Board of Directors from April 1982 through May 2002 and rejoined the Board in March 2003. Mr. Carson has served as the Registrant’s President since May 2002 and, prior to that time, as a Senior Vice President from April 1982 through May 2002. He became Chief Operating Officer in October 2001, and served as Chief Technical Officer from February 1997 through March 2004. Mr. Carson also serves as a director of the following subsidiaries of the Registrant since the dates set forth below: MSI since October 1997, iNetWorks since November 2000, Novalog since May 2002 and RedHawk Vision since May 2002. He has also served as the Chief Executive Officer of MSI since May 2002. Mr. Carson has been awarded 15 patents for smart sensors, 3D packaging and single processing architectures, including neural networks. Mr. Carson holds a B. S. in Physics from the Massachusetts Institute of Technology.

In March 2004, Mr. Carson was granted an option to purchase 150,000 shares of the Registrant’s common stock at an exercise price of $3.62 per share, the closing sales price of the Registrant’s common stock on the grant date. The option was immediately exercisable and expires in March 2014. During the 2004 fiscal year, Mr. Carson was paid a salary of $200,572, a bonus of $100 and other compensation of $93,138, which amount included the value of shares contributed to Mr. Carson’s account in the Registrant’s cash or deferred and stock bonus plan. Such contribution amount for the 2004 fiscal year is an estimate pending completion of forfeiture allocations for the fiscal year 2004 to Mr. Carson’s account. The amount of other compensation also included the value of shares contributed to a rabbi trust to be held for the benefit of Mr. Carson pursuant to the Registrant’s deferred compensation plan. In June 2004, shares valued at $56,753 were contributed to the rabbi trust on behalf of Mr. Carson. The plan is unfunded, and Mr. Carson’s account represents an unsecured claim against the Registrant. The rabbi trust was established by the Registrant and is subject to creditor claims. Shares held by the rabbi trust may be distributed to Mr. Carson when he retires from service at a retirement age permitted under the plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRVINE SENSORS CORPORATION
(Registrant)

Dated: March 18, 2005	/s/ JOHN J. STUART, JR.
John J. Stuart, Jr. Senior Vice President and Chief Financial Officer